UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

FTC Solar, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737-787-7906

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2022, FTC Solar, Inc. (the “Company”) filed a prospectus supplement with the Securities and Exchange Commission, under which the Company may offer and sell shares of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $100,000,000 (the “Securities”), from time to time, in one or more transactions, to or through Credit Suisse Securities (USA) LLC (“Credit Suisse”), as sales agent, in “at the market” offerings (the “ATM Program”). The Company intends to use the net proceeds, if any, from this offering for general corporate purposes, including working capital and operating expenses. The Company may also use a portion of such proceeds to acquire or invest in businesses, products, services or technologies; however, it does not have binding agreements or commitments for any material acquisitions or investments at this time.

In connection with the ATM Program, on September 14, 2022, the Company entered into an equity distribution agreement (the “Agreement”) with Credit Suisse. The offering of the Securities pursuant to the Agreement will terminate upon the earlier of (1) the sale of all Securities subject to the Agreement or (2) the termination of the Agreement by the Company or by Credit Suisse as permitted therein. The Agreement contains customary representations, covenants and indemnification provisions.

Securities sold under the Agreement, if any, will be offered, issued and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-265842), including the prospectus, dated July 7, 2022 (the “Registration Statement”), and the prospectus supplement, dated September 14, 2022, as the same may be amended or supplemented.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Securities is filed as Exhibit 5.1 hereto, and is incorporated by reference into the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated September 14, 2022, by and between the Company and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC SOLAR, INC.

By:	/s/ Phelps Morris
Phelps Morris,
Chief Financial Officer

Dated: September 14, 2022